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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-83983) of Carreker-Antinori, Inc. and the related Prospectus, and in the Registration Statement on Form S-8 (No. 333-63517) pertaining to the Amended and Restated Carreker-Antinori, Inc. 1994 Long Term Incentive Plan and the Carreker-Antinori, Inc. Director Stock Option Plan of our report dated March 7, 2000, with respect to the consolidated financial statements of Carreker-Antinori, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 2000.

                                          ERNST & YOUNG LLP

Dallas, Texas
April 26, 2000

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